Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Applied Materials, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-35396; 333-116393; 333-143377; 333-157661; 333-181666; 333-211965; 333-225578; 333-256559; 333-256561; and 333-274195) on Form S-8 and the registration statement (No. 333-279682) on Form S-3ASR of our report dated December 12, 2025, with respect to the consolidated financial statements of Applied Materials, Inc., and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
KPMG LLP

Santa Clara, California
December 12, 2025
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